UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 24, 2009

TELESTONE TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32503	84-1111224
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

Floor 6, Saiou Plaza, No. 5 Haiying Road,
Fengtai Technology Park, Beijing, China 100070
(Address of principal executive offices)

(86)-10-8367-0505
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, Telestone Technologies Corporation’s (the “Company”) 2009 Annual Meeting of Stockholders was held at Floor 6, Saiou Plaza, No. 5 Haiying Road, Fengtai Technology Park, Beijing, People’s Republic of China 100070. The following five directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office:

Han Daqing has served as President, Chairman of our Board of Directors and a member of our Board of Directors since August 23, 2004. Mr. Han has served as a member of the Board of Directors of Telestone since its inception in October, 1997 and as Chief Executive Officer since January, 2002. Prior to assuming his Chief Executive Officer duties with Telestone, from 1996 to 2002, Mr. Han was the Chief Representative of the Beijing Office of Allgon Systems AB, an international telecommunications conglomerate. Mr. Han holds a Bachelors degree in Computer Engineering and a Masters degree in Digital Communication Engineering, both from the Xidian University of Electronic Science & Technology. In addition, Mr. Han holds a Masters of Business Administration from CITY University.

Zhu Lian has served as a member of our Board of Directors since August 23, 2004. Mr. Zhu is a director and the Deputy General Manager of Tianjin-Golik-The First Steel Wire Rope Co., Ltd., where he is responsible for finance and accounting functions. Prior to taking that position, Mr. Zhu was the Chief Financial Officer of various large public companies including Sparkice E-Commerce Ltd. (2001-2002); Beijing Sanitary Ware, Ltd. (2000-2001); and Eagle Brand Holding Ltd. (2000). Mr. Zhu holds a Bachelors degree in Mechanics and a Masters degree in Mechanics from Tsing Hua University. In addition, Mr. Zhu holds a Masters of Business Administration from the University of Illinois-Chicago and a Masters Degree in Accounting from the University of Illinois-Chicago.

Chen Xuefeng has served as a member of our Board of Directors since December 15, 2004. Mr. Chen graduated from Xi'an Electric Science University, Computer Science Division. After graduation, Mr. Chen joined Shanxi Business Administration University as an assistant professor. In 1992, Mr. Chen founded XI'an Sun Technologies Development Co. Ltd. and has served as a director of that company since its inception. Under his supervision and direction, Xi'an Sun Technologies Development Co., Ltd. has added six more computer parts and components chain stores. Mr. Chen is responsible for the development of marketing strategies and the establishment of sales networks. Mr. Chen has experience in retail, marketing, sales strategies planning and new product development.

Lian Renguang has served as a member of our Board of Directors since September 21, 2007. From 1996 until the present, Mr. Lian was a general manger of Pan-pacific Telecommunication Company Limited, which was a wholly-owned subsidiary of Shandong Guolian Telecommunication Technology Limited and was acquired by Telestone Technologies Corp on July 5, 2007. From 1985 to 1996, Mr. Lian was a vice director of Jinan Telecommunication Bureau. Mr. Lian graduated with a bachelor degree in Telecommunication Engineering from Beijing University of Posts and Telecommunications.

Cheng Guanghui has served as a member of our Board of Directors since September 21, 2007. Currently, Mr. Cheng is Director of China Quality Management Association for Electronics Industry. From 1998 to 2004, Mr. Cheng worked as Director of The General Office of Ministry of Information Industry of the People’s Republic of China. From 1993 to 1998, Mr. Cheng was Director of The General Office of Ministry of Electronics Industry of the People’s Republic of China. Mr. Cheng holds a Bachelors Degree from Tsinghua University.

The votes regarding the election of the persons named above as directors were as follows:

	FOR	WITHHELD

Han Daqing	6,472,157	40,203
Zhu Lian	6,425,183	87,177
Chen Xuefeng	6,425,163	87,197
Lian Renguang	6,472,033	40,327
Cheng Guanghui	6,425,183	87,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT: Telestone Technologies Corporation

Date: November 24, 2009	By:	/s/ Han Daqing
Han Daqing,
Chief Executive Officer